UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): August 19, 2014

                               4TH GRADE FILMS, INC.
                               ---------------------
               (Exact name of registrant as specified in its charter)

             Utah                      000-52825               20-8980078
----------------------------       ---------------         -----------------
 (State or other jurisdiction    (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)

                        1350 Independence St., Suite 300
                               Lakewood, CO 80125
                         ------------------------------
          (Address of principal executive offices, including Zip Code)

         Registrant's telephone number, including area code: (303) 736-2442

                          1338 S. Foothill Drive, #163
                          Salt Lake City, Utah 841008
                  -------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Forward-Looking Statements

      This report contains or incorporates by reference forward-looking statements, concerning our financial condition, results of operations and business. These statements include, among others:

o statements concerning the benefits that we expect will result from the business activities that we contemplate; and

o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

      You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates" or similar expressions used in this report.

      These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this report.

      To the extent, the information contained in this report, changes in any material respect, we will amend this report.

Item 1.01  Entry into a Material Definitive Agreement.

      See Item 2.01 of this report.

Item 2.01  Completion of Acquisition or Disposition of Assets

      On August 19, 2014, pursuant to an Agreement to Exchange Securities (the "Agreement"), 4th Grade Films, Inc. (the "Company") acquired approximately 90% of the outstanding common stock of Strainwise, Inc., a Colorado corporation ("Strainwise"), in exchange for 23,124,184 shares of the Company's common stock.

      In connection with the acquisition:

     o the Company caused 1,038,000 shares of its outstanding common stock to be cancelled;

     o Shawn Phillips was appointed a director and the Chief Executive Officer of the Company;

     o Erin Phillips was appointed a director and the President, and Principal Financial and Accounting Officer of the Company;

     o David Modica was appointed a director and Manager of Quality Control and a director of the Company;

     o Shane Thueson, Nicholl Doolin and John Winchester, resigned as officers and directors of the Company;

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     o    the  Company  agreed to  negotiate  in good  faith for the sale of its pre-Agreement business and assets to Shane Thueson; and

      The resignations and elections of the new officers were effective on the closing the Agreement; and the resignations and elections of the new directors will be effective on the 10th day from the mailing of the Company's Schedule 14f-1 Information Statement to its shareholders, or August 30, 2014.

      The Company, at a later date, will effect a short form merger under the Utah Revised Business Corporation Act (the "Utah Act") whereby Strainwise will be merged with and into the Company on a share for share basis, and the Company will assume all outstanding warrants of Strainwise and issue like warrants of the Company

      As a result of the acquisition, Strainwise is a majority owned subsidiary of the Company and the former principal shareholder of Strainwise owns approximately 95% of the Company's outstanding shares of common stock, excluding shares to be issued under the short form merger or shares underlying Strainwise warrants. The completion of the short form merger will result in 26,864,884 outstanding shares of the Company's common stock, warrants to acquire 1,070,350 shares of the Company's common stock, and warrants to acquire 500,000 shares of the Company's common stock. The warrants for the 1,070,350 shares are exercisable at any time prior to January 31, 2019_at a price of $5.00 per share. The warrants for the 500,000 shares are exercisable at any time prior to January 31, 2019 at a price of $0.10 per share.

      In addition to the foregoing, the Agreement contained customary representations and warranties and conditions to which each party's obligations were subject, among other terms and provisions.

      A copy of the Agreement is filed herewith as an Exhibit and incorporated herein by reference in Item 9.01.

      Unless otherwise indicated, all references to the Company include the operations of Strainwise.

Business

      As a result of the acquisition of Strainwise, the Company provides services to the regulated marijuana industry.

      Presently, cannabis production and sales are largely the domain of "mom-and-pop" operations that are not as large as they could be since marijuana remains illegal under federal law and banks and credit card companies are prohibited from processing marijuana business transactions according to applicable federal rules and regulations. However, working within state guidelines, entrepreneurs are moving forward with ambitious cannabis business strategies. Management believes the current group of retail and cannabis production companies see potential for increased sales and profits, especially if they can transition these mom-and-pop operations to mid-sized businesses, and subsequently transition the mid-sized businesses to larger, national brands.

     Shawn  Phillips,  the  founder  of  Strainwise,   owns  seven  recreational
marijuana retail stores,  one medical  marijuana store, and three  sophisticated


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and  efficient  product  cultivation  ("grow")  facilities,  which  collectively contain approximately 80,000 square feet of growing space (the "Affiliated Entities"). The eight retail stores have been in operation as medical marijuana, and subsequently, retail marijuana outlets, for between one and three years.

      As a result of the ownership and operation of their own retail marijuana stores and growing facilities, Shawn Phillips, and his wife Erin, are aware that the operators of many of the potential client stores need the services the Company plans to provide. Such services are presently beyond the reach (both financially and operationally) for a large majority of retail owners. The mom-and-pop owners do not have sufficient economies of scale, nor the level of management sophistication and background to enable them to fully leverage their business opportunity within the marijuana industry.

      The branding and fulfillment services that the Company currently provides are presently provided under Master Service Agreements, which are summarized below, and copies of which are filed herewith as Exhibits and incorporated herein in Item 9.01:

o Branding, Marketing and Administrative Consulting Services: Customers may contract with us to use the Strainwise name, logo and affinity images in their retail store locations. A monthly fee permits our branding customer to use the Strainwise brand at one specific location. In addition, we will assist operators in marketing and managing their businesses, setting up new retail locations and general business planning and execution at an hourly rate. This includes services to establish an efficient, predictable production process, as well as, nutrient recipes for consistent and appealing marijuana strains.

o Accounting and Financial Services: For a monthly fee, we provide our customers with a fully implemented general ledger system, with an industry centric chart of accounts, which enables management to readily monitor and manage all facets of a marijuana medical dispensary, retail store and grow facility. We provide bookkeeping, accounts payable processing, cash management, general ledger processing, financial statement preparation, state and municipal sales tax filings, and state and federal income tax compilation and filings on behalf of the Company and the Captive Stores on an ongoing basis.

o Compliance Services: The rules, regulations and state laws governing the production, distribution and retail sale of marijuana can be complex, many times obtuse, and may prove cumbersome with which to comply. Thus, customers may contract with us to implement a compliance process, based upon the number and type of licenses and permits for their specific business. We provide this service on both an hourly rate and stipulated monthly fee.

o Nutrient Supplier: The Company presently is one of the larger, single purchasers of nutrients and other cultivation supplies for the sole purpose of growing marijuana. As a result, we are able to make bulk purchases with price breaks, based upon volume. We serve as a sole source nutrient purchasing agent and distributor with pricing based upon our bulk purchasing power.

o Lending: We will provide loans to individuals and businesses in the cannabis industry. However, Colorado State law does not allow entities operating under a cannabis license to pledge the assets or the license of the cannabis operation for any type of general borrowing activity. Thus, our lending will be on an unsecured basis, with reliance on a personal guarantee of the borrower.

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o    Lease of Grow  Facilities  and  Equipment:  We  lease  grow  equipment  and facilities on a turn-key basis to customers in the cannabis industry. We will also enter into sale lease backs of grow lights, tenant improvements and other grow equipment.

      The Company presently provides these branding and fulfillment services to the eight retail marijuana outlets and one grow facility owned by Shawn Phillips. The Company plans to make these services available to independent retail stores and grow facilities in the regulated cannabis industry throughout the United States.

      The Company does not directly grow marijuana plants, produce marijuana infused products, sell marijuana plants and/or sell marijuana infused products of any nature.

Operating Leases

      On March 7, 2014, we leased a grow facility containing approximately 26,700 square feet ("Custer Lease") for a term of five years commencing on April 1, 2014. Lease payments are scheduled to be $29,200 per month for the first 12 months of the lease, and then are scheduled to be $27,500 per month for the subsequent 12 months, $28,325 per month for the subsequent 12 months, $29,170 per month for the subsequent 12 months and $30,035 per month for the final 12 months of the lease. Under the terms of the Custer Lease, we paid a security deposit of $29,200. The lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under 459 grow lights.

      On April 1, 2014, we leased a grow facility containing approximately 65,000 square feet ("51st Ave Lease") for a term of five years and nine months. The terms of the 51st Ave Lease stipulate the payment of $15,000 per month, prorated if necessary, until such time that the lessor is able to deliver a Certificate of Occupancy, which is scheduled to occur on August 1, 2014. Thereafter, lease payments are scheduled to be $176,456 per month for the first six months of the lease, and then will be $221,833 per month for the subsequent 24 months, $231,917 per month for the next 12 months, $242,000 per month for the next 12 months and $247,041 per month for the final 12 months of the lease. Under the terms of the 51st Ave Lease, we are obligated to pay a security deposit of $150,000, one-third of which was paid upon the execution of the 51st Ave Lease, the second third of which is due and payable after the first harvest or by October 1, 2014, and the final third of which is due and payable after the second harvest or by December 1, 2014. The lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under 1,680 grow lights.

      On April 22, 2014, we leased a grow facility containing approximately 38,000 square feet ("Nome Lease") for a term of seven years. The lease payments are scheduled to be $44,570 per month for the first 12 months of the lease, and then are scheduled to be $46,151 per month for the subsequent 12 months, $47,743 per month for the subsequent 12 months, $49,334 per month for the subsequent 12 months, $50,925 per month for the subsequent 12 months, $52,517 per month for the subsequent 12 months and $54,108 for the final 12 months of the lease. Under the terms of the Nome lease, we paid a security deposit of $133,679. The lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under 800 grow lights.


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

      On June 10, 2014, we leased a grow facility containing approximately 113,000 square feet ("32nd Ave Lease") for a term of five years and nine months which will not become effective until the proper Licenses are awarded, which are expected to be awarded September 1, 2014. The terms of the 32nd Ave Lease stipulate the payment of $25,000 per month, prorated if necessary, until such time that the lessor is able to deliver a Certificate of Occupancy, which is due to occur on September 1, 2014. Thereafter, lease payments are scheduled to be $282,500 per month for the first 16 months of the lease, and then are scheduled to be $301,333 per month for the subsequent 12 months, $320,167 per month for the subsequent 12 months and $329,583 per month for the final 12 months of the lease. Under the terms of the 32nd Ave. Lease, we are obligated to pay a security deposit of $250,000, $150,000 of which was paid upon the execution of the lease, and $100,000 of which will be due upon obtaining the Certificate of Occupancy. The lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under 1,936 grow lights.

      We have the option to renew the leases described above at the end of their terms at mutually agreed upon rates. There are no options to purchase the properties underlying these leases.

      We will sublease the grow facilities described above to the Affiliated Entities for their grow operations.

      Copies of these leases are filed as Exhibits hereto and incorporated herein by reference in Item 9.01.

Master Service Agreements

     We provide branding and fulfillment services to eight retail marijuana stores and one cultivation and growing facility owned by Mr. Phillips.

      Pursuant to the terms of these agreements, the marijuana stores and grow facility collectively pay us $81,500 each month for branding, marketing, administration, accounting and compliance services. We also supply nutrients to the one grow facility at a 90% mark-up to our cost for the nutrients.

      Our agreements with the marijuana outlets and grow facility expire on December 31, 2023.

Market Conditions

      In Colorado (with 5.1 million residents), the 2013 medical marijuana market, with approximately 500 licensed dispensaries and 110,000 legal medical users, is believed to be approximately $200,000,000.

      In January 2014, the market was expanded in Colorado to allow adult use, including adult visitors from other states, of marijuana for recreational purposes. Voters in Washington State recently approved a ballot measure to legalize cannabis for adult use. Many experts predict that other states will follow Colorado and Washington in enacting legislation or approving ballot measures that expand the permitted use of cannabis.

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

      While projections vary widely, many believe that, as a result of the legalization of recreational marijuana in 2014, the Colorado medical and recreational market combined will reach $600,000,000 (according to Colorado State University).

      One study of the marijuana industry predicts that by 2018, it will be a $10 billion industry, according to the January 8, 2014, article in the Huffington Post. These numbers may be conservative when one considers that the alcohol and tobacco industries are both $300 billion plus industries.

Government Regulation

      Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.

      As of July 31, 2014, 21 states and the District of Columbia allow their citizens to use Medical Marijuana. Additionally, voters in the states of Colorado and Washington approved ballot measures last November to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of such federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government's enforcement of such current federal laws could cause significant financial damage to the Company and its shareholders. While the Company does not intend to harvest, distribute or sell cannabis, the Company may be irreparably harmed by a change in enforcement by the federal or state governments or the enactment of new and more restrictive laws.

General

      The Company's offices are located at 1350 Independence Street, Suite 300, Lakewood, CO 80215. The Company leases its offices from an entity controlled by Erin Phillips, the President and a director of the Company. The lease is for a 31 month period, commencing in January 2014 for 6,176 square feet at a annual rate of $64,848 for the first 12 months, $67,936 for the subsequent 12 months and $41,431 for the subsequent seven months, payable monthly, through October 31, 2016. As of July 31, 2014, the Company had 10 full time employees and one part time employee.

                                  RISK FACTORS

      This section of the report discloses all material risks known to us. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this report, the following factors should be considered carefully in evaluating an investment in our securities. If any of the risks discussed below materialize, our current and intended business could fail and our common stock could decline in value or become worthless.


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Risks about our Business

      We have a limited operating history and may never be profitable. Since we recently commenced operations under our new business plan, it is difficult for potential investors to evaluate our business. We will need to raise additional capital in order to fund our operations. There can be no assurance that we will be profitable or that our shares will have any value.

      There is substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We incurred a loss since inception $(119,100) resulting in an accumulated deficit of $(119,000) as of April 30, 2014, and further losses are anticipated in the development of our business.

      Our ability to continue as a going concern is dependent upon our becoming profitable in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no guarantee that we will be successful in achieving these objectives.

      All of our current agreements to provide our services are with Affiliated Entities, can be terminated on 30 days' notice and were not negotiated at arm's length. Since all of our agreements to provide services are with Affiliated Entities and were not negotiated at arm's length, there is no assurance that others engaged in the marijuana industry will view the terms and conditions of our agreements and services as reasonable or fair, which could substantially inhibit our ability to fulfill our business model and grow. Further, disagreements that may arise among our Affiliated Parties could result in the termination of our current agreements, which could cause our business to fail.

      Our failure to obtain capital may significantly restrict our proposed operations. We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be; however, any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of our shares of common stock in any pubic market that may exist for such shares. The failure of us to obtain such capital as required may result in the slower implementation of our business plan or our inability to continue our business.

      Our business is dependent on laws pertaining to the marijuana industry. Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt the lawful public use of marijuana, which would negatively impact our proposed business.

     As of July 31, 2014, 21 states and the District of Columbia allow their citizens to use Medical Marijuana. Additionally, voters in the states of Colorado and Washington approved ballot measures last November to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to


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

prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of such federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government's enforcement of current federal laws or the enactment of new or more restrictive laws could cause significant financial damage to us and our shareholders.

      Further, and while we do not intend to harvest, distribute or sell cannabis, by leasing facilities to growers of marijuana, we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and may expose us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

      The marijuana industry faces strong opposition. It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical marijuana will likely adversely impact the existing market for the current "marijuana pill" sold by mainstream pharmaceutical companies. Further, the Medical Marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry's products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the Medical Marijuana movement. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

      Marijuana remains illegal under Federal law. Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan and could cause us to cease our business.

      Laws and regulations affecting the marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

      Potential competitors could duplicate our business model. There are limited aspects of our business which are protected by patents, copyrights, trademarks or trade names. As a result, potential competitors could duplicate our business model with little effort.


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

      We are dependent on our management and the loss of any of our officers could harm our business. Our future success depends largely upon the experience, skill, and contacts of our officers. The loss of the services of these officers may have a material adverse effect upon our business.

Risks about our Common Stock

     Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trading of our common stock will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and "accredited investors." For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

      There is no established public market for our common stock, and any market that may develop could be volatile. There is currently no established public market for our common stock, and no assurance can be given that any established public market for our shares will commence, or if one does commence, that it will continue, in any respect. Interest in our common stock may not lead to a liquid trading market, and the market price of our common stock may be volatile. The following may result in short-term or long-term negative pressure on the trading price of our shares, among other factors:

     o Conditions and publicity regarding the life settlement market and related regulations generally;

     o Price and volume fluctuations in the stock market at large, which do not relate to our operating performance; and

     o Comments by securities analysts or government officials, including those with regard to the viability or profitability of the life settlement industry generally or with regard to our ability to meet market expectations.

      The stock market has from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies.


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


      We are an "emerging growth company," subject to less stringent reporting and regulatory requirements of other publicly-held companies, and this status may have an adverse effect on our ability to attract interest in our common stock. We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or "JOBS Act." As long as we remain an "emerging growth company," we may take advantage of certain exemptions from various reporting and regulatory requirements that are applicable to other public companies that are not an "emerging growth company." We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

      Our Management, who are husband and wife, own approximately 94.7% of our outstanding common stock and could elect all of our directors who in turn elect all of our officers. This percentage of stock ownership is significant in that it could carry any vote on any matter requiring stockholder approval, including the subsequent election of directors, who in turn elect all officers. As a result, these persons effectively control the Company, regardless of the vote of other stockholders. As a result, other stockholders may not have an effective voice in our affairs. See the caption "Security Ownership of Certain Beneficial Owners and Management", below. This percentage does not include shares underlying outstanding options or warrants that can be exercised within 60 days.

      Future sales of our common stock could adversely affect our stock price and our ability to raise capital in the future, resulting in our inability to raise required funding for our operations. Future sales of substantial amounts of our common stock could harm any market that develops in our common stock. This also could harm our ability to raise capital in the future. Of the 1,307,000 shares of our common stock that are freely tradable, 300,000 of such shares are subject to Lock-Up/Leak-Out Agreements, and no public resale of any of these securities can be made until on or after 90 days from the filing of this report (the "Lock-Up Period"); thereafter, each of holder of these shares of common stock can publicly sell 1/6th of his, her or its respective holdings during each of the next six consecutive months, in "broker's transactions" and in compliance with the "manner of sale" requirements of Securities and Exchange Commission Rule 144, all on a non-cumulative basis, meaning that if no common stock was sold during any such monthly period while common stock was qualified to be sold, such shares of common stock cannot be sold in the next successive monthly period (the "Leak-Out Period"). Notwithstanding the foregoing, the Company can waive these requirements, pro rata, if it determines in good faith that these agreements may have an adverse affect on any public market for our common stock that exists at the time of any such determination. Any sales of substantial amounts of our common stock in the public market, or the perception that those sales might occur, could harm the market price, if any, of our common stock. See the captions "Market Price of Common Stock and Related Matters" and "Security Ownership of Certain Beneficial Owners and Management" below. Further, certain stockholders have registration rights under which we will be required to register their shares for resale with the Securities and Exchange Commission; these shares or any registered securities we may register can also have an adverse effect on any market for our common stock.

      We will not solicit the approval of our stockholders for the issuance of authorized but unissued shares of our common stock unless this approval is deemed advisable by our Board of Directors or is required by applicable law, regulation or any applicable stock exchange listing requirements. The issuance of any additional shares of our common stock could dilute the value of our outstanding shares of common stock.

MARKET PRICE OF COMMON STOCK AND RELATED MATTERS.

Market Price

      Although there has never been any public market for the common stock of Strainwise, the Company's common stock is quoted on the OTC Bulletin Board under the trading symbol "FHGR". There is no "established trading market" for the Company's common stock, and there has been very limited public trading of such common stock to the date of this report.

      The resale of "restricted securities" and shares that may be registered for resale could have a substantial adverse effect on any market for our common stock. See the heading "Risks about our Common Stock" under the caption Risk Factors above.

      With the exception of the 23,124,184 shares issued in connection with the acquisition of Strainwise all outstanding shares of our common stock have satisfied the resale requirements of Securities and Exchange Commission Rule
144. See the summary of Rule 144 below.

Rule 144

      The following is a summary of the current requirements of Rule 144:

                                                         Non-Affiliate (and has not
                    Affiliate or Person Selling          been an Affiliate During the
                    on Behalf of an Affiliate                Prior Three Months)
                    --------------------------       --------------------------------------

Restricted          During six-month holding         During six-month holding period - no
Securities of       period - no resales under Rule   resales under Rule 144 permitted
Reporting Issuers   144 Permitted.

                    After six-month holding period   After six-month holding period but before
                    - may resell in accordance       one year - unlimited public resales under
                    with all Rule 144 requirements   Rule 144 except that the current public
                    including:                       information requirement still applies.

                     o Current public information,   After  one-year  holding  period -
                     o Volume limitations,           unlimited   public  resales  under
                     o Manner of sale requirements   Rule  144;  need not  comply  with
                         for equity securities, and  any other Rule 144 requirements.
                     o Filing of Form 144.



Restricted         During one-year holding period -   During  one-year  holding period -
Securities of      no resales  under  Rule  144       no resales under Rule 144
Non-Reporting      permitted.                         permitted.
Issuers
                   After one-year holding period      After one-year holding period -
                   - may resell in accordance         unlimited public resales under
                   with all Rule 144 requirements     Rule 144; need not comply with
                   including:                         any other Rule 144 requirements.

                    o Current public information,
                    o Volume limitations,
                    o Manner of sale requirements
                        for equity securities, and
                    o Filing of Form 144.



Dividends

      Holders of the Company's common stock are entitled to receive dividends as may be declared by the Board of Directors. The Company's Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No cash dividends have ever been declared and it is not anticipated that cash dividends will ever be paid. The Company currently intends to retain any future earnings to finance future growth. Any future determination to pay dividends will be at the discretion of the board of directors and will depend on the Company's financial condition, results of operations, capital requirements and other factors the board of directors considers relevant.

       The Company's Articles of Incorporation authorize the Board of Directors to issue up to 5,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow directors to issue preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid with respect to the holders of common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by management.

Number of Stockholders

      As of the date of this report, and giving effect to the acquisition of Strainwise, the Company had approximately 66 shareholders of record and 24,431,184 outstanding shares of common stock.

      We do not have any securities authorized for issuance under any equity compensation plans.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

      The following discussion should be read in conjunction with the financial statements of Strainwise included as part of this report.

      On August 19, 2014 the Company acquired approximately 90% of the outstanding shares of Strainwise in exchange for 23,124,184 shares of the Company's common stock.

      Although, from a legal standpoint, the Company acquired Strainwise on August 19, 2014, for financial reporting purposes the acquisition of Strainwise constituted a recapitalization, and the acquisition will be accounted for similar to a reverse merger, whereby Strainwise was deemed to have acquired the Company.

      Strainwise was incorporated in Colorado as a limited liability company on June 8, 2012, and converted to a Colorado corporation on January 16, 2014.

      However, Strainwise did not begin operations until January 1, 2014, when it began providing branding and fulfillment services to five grow facilities and eight retail stores (seven of which sell recreational and medical marijuana to the public and one of which only sells medical marijuana to the public) (collectively the "Affiliated Entities") owned by Shawn Phillips, an officer and director of the Company. As a result, comparison of Strainwise's operating results for the year ended January 31, 2014, and the three months ended May 31, 2014, would not be meaningful.

      Since January 1, 2014, Strainwise has been providing branding and fulfillments services to the marijuana retail stores and grow facilities owned by Mr. Phillips. As of July 31, 2014 Strainwise was not providing services to any other entities.

      Strainwise's operating expenses, as a % of revenue, for the year ended January 31, 2014, were 89%. Strainwise's operating expenses, as a percentage of revenue, for the three months ended April 30, 2014, were 107%. The increase in expenses vs. revenue during the three months ended April 30, 2014 was the result of increased compensation expenses, increased occupancy costs for new grow facilities, and interest expense.

      The Company's estimated capital requirements for the twelve months ending July 31, 2015 are as follows: (i) approximately $750,000 for lease payments and operational costs to develop a 65,000 square foot grow facility located in the metro Denver area, (ii) approximately $300,000 to $500,000 for additional equipment such as grow lights, electrical upgrades, generators and air conditioning and (iii) approximately $2,181,500 for payments on our four operating leases.

      When the grow facility is completed, the Company will lease the facility to affiliated dispensaries.

      As of April 30, 2014, the Company's operating expenses, excluding payments required for its operating leases, were approximately $153,000 per month.

      Between March 15, 2014 and July 31, 2014 Strainwise sold 2,140,700 units, at a price of $1.00 per unit, to a group of private investors. Each unit consisted of one share of Strainwise's common stock and one warrant. Every two warrants entitle the holder to purchase one share of Strainwise's common stock at a price of $5.00 per share at any time prior to January 31, 2019. When the Company acquires the remaining shares of Strainwise pursuant to the short form merger, the Company will exchange its warrants for the outstanding Strainwise warrants. The warrants to be issued by the Company will have the same terms as the Strainwise warrants.

      On March 20, 2014 the Company borrowed $850,000 from an unrelated third party. The loan bears interest at 25% per year, payable monthly, and matures on September 21, 2014. On July 16, 2014, the terms of the loan were amended such that $200,000 of the loan was converted into 293,000 shares of the Company's common stock and the Company agreed to pay the remaining balance of the loan ($325,000), plus accrued interest and a prepayment penalty of $11,250, prior to July 29, 2014. The $850,000 loan was used (i) to secure approximately $217,800 of deposits for the future rental and/or purchase of grow facilities to lease to growers in the industry, (ii) to acquire approximately $175,000 of cultivation equipment (iii) to make approximately $63,500 of tenant improvements to grow facilities under lease, (iv) to make a $25,000 deposit for the purchase of 4th Grade Films, Inc. for reverse merger purposes, (v) to pay approximately $373,000 of principal and interest to the note holder, and (vi) to cover certain miscellaneous costs of the Company.

      As of April 30, 2014, the Company had borrowed $499,500 from Shawn Phillips. The loan from Mr. Phillips does not bear interest, is not secured, and is due on demand. The amount borrowed from Mr. Phillips was used primarily for the following: (i) approximately $241,000 for payroll, (ii) approximately $99,500 for nutrient purchases, (iii) approximately $82,000 for occupancy costs and (iv) approximately $34,300 for general and administrative expenses.

Contractual Obligations

      The future minimum payments under the terms of the Company's material contractual obligations are shown below.

                              Year Ending January 31,
                     ------------------------------------------
 Description         2015         2016          2017         2018        2019        Thereafter
 -----------        ------------------------------------------------------------     ----------

 Operating leases  $2,181,500   $7,276,000   $7,317,700   $7,476,700   $7,231,800    $8,123,400


      The Company will need to raise enough capital to fund its operations until it is able to earn a profit. The Company does not know what the terms of any future capital raising may be but any future sales of the Company's equity securities will dilute the ownership of existing stockholders and could be at prices below the market price of the Company's common stock. The inability of the Company to obtain the capital which it requires may result in the failure of the Company. The Company does not have any commitments from any person to provide the Company with capital.

Trends

      The factors that will most significantly affect the Company's future operating results, liquidity and capital resources will be:

     o    Government regulation of the marijuana industry;
     o    Revision of Federal banking  regulations  for the marijuana  industry;
          and
     o Legalization of recreational marijuana in states other than Colorado and Washington.

      Other than the foregoing, the Company does not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

     o    revenues or expenses;
     o    any material increase or decrease in liquidity; or
     o    expected sources and uses of cash.

Critical Accounting Policies and New Accounting Pronouncements

      See Notes 1 and 8 to the financial statements included as part of this report, for a description of the Company's critical accounting policies and the potential impact of the adoption of any new accounting pronouncements.

                                   MANAGEMENT

       Name               Age      Position

      Shawn Phillips       42      Chief Executive Officer and a Director
      Erin Phillips        37      President,  Chief  Financial  and  Accounting
                                     Officer and a Director
      David Modica         37      Manager of Quality Control and a Director

      Shawn and Erin Phillips are husband and wife.

      The following is a brief summary of the background of each officer and director including their principal occupation during the five preceding years. All directors will serve until their successors are elected and qualified or until they are removed.

     Shawn Phillips is one of the early pioneers in the marijuana industry in Colorado and is one of the founders of Strainwise. Currently, Shawn owns and holds all of the licenses issued by the State of Colorado for the eight marijuana stores (the "Captive Stores"). In concert with his spouse, Erin Phillips, he has been instrumental in the management of the operations of these stores since the date they were either purchased as an existing retail store or initially opened for medical marijuana sales beginning in 2010. In addition, Shawn oversees the growing facilities which supply the various strains of product to the Captive Stores and other retail operations in Colorado. Prior to 2010 Mr. Phillips was the owner/operator of RLO Realty, a residential and commercial real estate firm (2008-2010), an account executive with Stewart Title Company (2007-2008) and the owner/operator of Legacy Funding, a residential mortgage company (2001-2007). Mr. Phillips holds a B.S in Accounting from Colorado State University, and using his accounting education and experience, his established reliable point-of-sale accounting procedures and financial controls for these stores and the multiple production facilities. Mr. Phillips filed a personal bankruptcy petition in September 2009 and received a discharge in January 2010.

     Erin Phillips has over 17 years of operational and management experience. Erin is one of the early pioneers in the marijuana industry in Colorado and is one of the founders of Strainwise. In concert with her spouse, Shawn Phillips, she has been instrumental in the management of the operations of the eight Captive Stores since the date they were either purchased as an existing retail store, or initially opened for medical marijuana sales beginning in 2010. Erin is responsible for managing the marketing, advertising and promotions at the Captive Stores, and is responsible for establishing and expanding the brand recognition of the Strainwise name and logo throughout the Company's target markets. Prior to establishing Strainwise, Erin spent 13 years in the mortgage industry as a business owner, audit and funding supervisor, title company closer, mortgage loan processer, and loan originator. Ms. Phillips filed a personal bankruptcy petition in May 2009 and received a discharge in August 2009.

     David Modica has been the Quality Control Manager and a director of Strainwise since 2013. In this capacity, he works with the managers of the cultivation and grow facilities owned by Shawn Phillips to maintain the quality of the proprietary strains and marijuana products grown in these facilities. Upon initially joining Strainwise, he was tasked with converting the point-of-sale systems used by the Captive Stores to a more advanced system which can better track all categories of inventory. Prior to joining Strainwise, he was the owner and operator of a residential rental company (2005 to 2013), a web developer for Design Factory International (2003 to 2005), and a web developer/designer for Eastridge Technology (2001 to 2003). Mr. Modica obtained his B.A. from the University of North Carolina at Chapel Hill in 2000, with a degree in Journalism and Mass Communications.

      Shawn Phillips, Erin Phillips and David Modica are not independent as that term is defined in Section 803 of the NYSE MKT Company Guide.

      We do not have a financial expert as that term is defined by the Securities and Exchange Commission.

     Our Board of Directors does not have standing audit, nominating or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Board of Directors, to the extent required. Our Board of Directors believes that the cost of associated with such committees, has not been justified under our current circumstances.

     Given our lack of operations to date, our Board of Directors believes that its current members have sufficient knowledge and experience to fulfill the duties and obligations of an audit committee. None of the current Board members is an "audit committee financial expert" within the meaning of the rules and regulations of the Securities and Exchange Commission. The Board has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication.

     Our Board of Directors does not currently have a policy for the qualification, identification, evaluation, or consideration of board candidates and does not think that such a policy is necessary at this time, because it believes that, given the limited scope of our operations, a specific nominating policy would be premature and of little assistance until our operations are at a more advanced level. Currently the entire Board decides on nominees.

      Our Board of Directors does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. We do not have any restrictions on shareholder nominations under its articles of incorporation or bylaws. The only restrictions are those applicable generally under Utah law and the federal proxy rules. The Board will consider suggestions from individual shareholders, subject to an evaluation of the person's merits. Shareholders may communicate nominee suggestions directly to the Board, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. There are no formal criteria for nominees.

      Our Board of Directors does not have a "leadership structure" since each board member is free to introduce any resolution at any meeting of our directors and is entitled to one vote at any meeting.

      Holders of our common stock may send written communications to our entire board of directors, or to one or more board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to our offices in Lakewood, Colorado. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

      Security holder communications not sent to the Board of Directors as a whole or to specified board members will be relayed to board members.

      The following shows the amounts the Company expects to pay to its officers during the twelve months ending July 31, 2015 and the amount of time these persons expect to devote to the Company.

                                Projected              % of time to be devoted
       Name                   Compensation             to the Company's business

      Shawn Phillips           $160,000                        85%
      Erin Phillips            $180,000                        90%
      David Modica              $72,000                        95%


      During the period from inception (June 8, 2012) through April 30, 2014 Strainwise paid the following compensation to its officers:


       Name                      Salary    Bonus       Options      Total
       -----                     ------    -----       -------      -----

       Shawn Phillips           $    --    $   --      $    --      $    --
                                     --        --           --           --

       Name                      Salary    Bonus       Options      Total
       -----                     ------    -----       -------      -----

       Erin  Phillips           $22,500    $   --      $    --      $22,500
                                     --        --           --           --

       David Modica             $ 9,000        --           --      $ 9,000

     The Company's directors serve until the next annual meeting of the Company's shareholders and until their successors have been duly elected and qualified. The Company's officers serve at the discretion of the Company's directors. The Company does not compensate any person for acting as a director. The Company's current officers and directors were elected to their positions on August 19, 2014.

Non-Compete

      Both Shawn and Erin Phillips have entered into non-compete agreements wherein they agreed that during their employment and for a period of five (5) years after termination of their relationship with Strainwise, without the express written consent of Strainwise, they shall not, directly or indirectly
(i) employ, solicit for employment, or recommend for employment any person employed by the Company; (ii) contact or solicit any person or business which was a client of the Company at any time within twelve (12) months before the termination of the employment with Strainwise in connection with any matters similar in nature or related to any business conducted between or contemplated by the Company and such client at any time during their employment with Strainwise; (iii) engage in any present or contemplated business activity that is or may be competitive with the Company (or any part thereof) in the State of Colorado or any other state of the United States of America where the Company (or any part thereof) conducts its business. For purposes of their non-compete agreements, Shawn and Erin Phillips agreed that to engage in a business in competition with the business of the Company, or a "competitive business" shall mean: (i) to be employed by, (ii) own an interest in, (iii) be a consultant to,
(iv) be a partner in (v) or otherwise participate in any business or venture which offers or sells to businesses or persons, cannabis related products or services which are the same as or similar to those which are, at the then applicable time, being offered and sold by the Company (or any part thereof).

Non-Disclosure

      Both Shawn and Erin Phillips have entered into non-disclosure agreements wherein they agreed not, directly or indirectly, to use, make available, sell, disclose or otherwise communicate to any third party, other than in their assigned duties and for the benefit of the Company, any of the confidential information of Strainwise, either during or after their relationship with Strainwise. They agreed not to publish, disclose or otherwise disseminate such information without prior written approval of an executive officer (other than themselves) of Strainwise. They acknowledged that they are aware that the unauthorized disclosure of Confidential Information of Strainwise may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets.

      Proprietary and confidential information shall include, but not be limited to:

     1) methods, processes and/or technologies for the growing, cultivation and production of cannabis and marijuana plants and products;

     2)   cannabis business processes, procedures and strategies;

     3)   retail and medical cannabis store operations;

     4)   cannabis branding and fulfillment services;

     5) forecasts, unpublished financial information, budgets, projections, customer lists, and client identities, characteristics and agreements;

     6)   software,  processes,  trade secrets,  computer  programs,  electronic
          codes,  inventions,  innovations,  discoveries,   improvements,  data,
          know-how, and formats;

     7)   business, marketing, and strategic plans;

     8) information about costs, profits, markets, sales, contracts and lists of clients and referral sources;

     9)   employee personnel files and compensation information;

     10)  customer lists and names of customer contact personnel; and

     11)  customer terms, information, payments and data.

Exchange Option and Mandatory Exchange

      Shawn and Erin Phillips have granted an option to the Company that entitles the Company to acquire the Captive Stores now owned and that may become owned by Mr. or Mrs. Phillips in the future ("Exchange Option"). The Exchange Option may be exercised by the Company anytime within a six month period from the date that laws or regulations permit the Company to own all or a part of the Captive Stores.

      Upon the exercise of the Exchange Option, the Phillips will be obligated to exchange the Captive Stores (or such percentage interest in the Captive Store that the Company can legally acquire) for shares of the Company's common stock (the "Exchange Shares").

      The number of the Exchange Shares to be issued to the Phillips will be determined by the following formula:

      5 x A x B
      ---------
          C

  Where:

     A = the combined EBITDA of the Captive Stores for the immediately preceding twelve (12) month period from the date the Exchange Option is exercised.

     B = The percentage in the Captive Stores that can be acquired by the Company.

     C = the average closing price on the Pink Sheets, OTC Bulletin Board, NASDAQ, or NYSE/MKT for the ninety (90) days preceding the date the Exchange Option is exercised;


     Combined EBITDA will be determined using generally accepted accounting principles, consistently applied.

      Notwithstanding the above, the number of Exchange Shares will be reduced, if necessary, such that, following the issuance of the Exchange Shares, the total number of shares of the Company's common stock owned by the Phillips, together with any shares issuable upon the exercise of any option or warrants held by the Phillips, or any shares issuable upon the conversion of any securities owned by the Phillips, will not exceed 85% of the Company's outstanding shares of common stock.

      Any advances to the Phillips and/or accounts receivable from the Phillips, or any distributions to them in excess of the capital account of any Captive Store at the time of the completion of the exchange, will (i) be personally guaranteed by both Shawn and Erin Phillips, (ii) will be payable 36 months from the date of the completion of the exchange, and (iii) will bear interest, to be adjusted monthly, at the LIBOR rate plus 3%.

      If the Exchange Option is exercised, the following is an example of the number of Exchange Shares to be issued to the Phillips, assuming the Company can legally acquire a 50% interest in the Captive Stores:

     o    Combined EBITDA for the immediately preceding twelve (12) month period
          - $80,000,000;

     o    Fifty   percent  of  the  combined   EBITDA  -  $80,000,000  X  50%  =
          $40,000,000;

     o    Combined EBITDA multiplied by 5 times - 40,000,000 X 5 = 200,000,000;

     o    Average  market price for the preceding  ninety (90) day period - $20;
          and

     o    Number of Exchange Shares to be issues to Phillips - 10,000,000

      In the event the Captive Stores are not owned equally by Erin and Shawn
Phillips:

     o the Exchange Shares to be issued to Erin Phillips will be based upon the percentage of the combined EBITDA of the Captive Stores owed by Erin Phillips; and

     o the Exchange Shares to be issued to Shawn Phillips will be based upon the percentage of the combined EBITDA of the Captive Stores owed by Shawn Phillips

     The Exchange Shares will be "restricted shares", as that term is defined in Rule 144 of the Securities Exchange Commission. At the option of the holder of the Exchange Shares, the Exchange Shares will be included in the first registration statement filed by the Company with the Securities and Exchange

Commission following the exercise of the Exchange Option, excluding any registration statement on Form S-4, S-8, or any other inapplicable form (the "piggy-back" registration rights). Notwithstanding the above, the underwriter of any public offering conducted by the Company may limit the Exchange Shares which may be sold due to market conditions.

      No shareholder of the Company will be granted piggyback registration rights superior to those of the Exchange Shares. The Company will pay all registration expenses (exclusive of underwriting discounts and commissions and special counsel to the Phillips). The registration rights may be transferred provided that the Company (i) is given prior written notice; (ii) the transfer is in connection with a transfer of not less than 1,000,000 shares of the Company's common stock; and (iii) the transfer is to no more than three persons.

Principal Shareholders

      The following table shows the ownership, as of the date of this report, of those persons owning beneficially 5% or more of the Company's common stock and the number and percentage of outstanding shares owned by each of the Company's directors and officers and by all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over their shares of common stock.

    Name                            Shares Owned         % of Outstanding Shares
    ----                            ------------         -----------------------

    Shawn Phillips                            -                         -

    Erin Phillips                    23,124,184                     94.7%

    David Modica                         11,500                       Nil

    All officers and directors
      as a group (three persons)     23,135,684                     94.7%


Item 3.02.  Unregistered Sale of Equity Securities.

      In connection with the issuance of the 23,124,184 shares described in Item
2.01 of this report, the Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The person who acquired these shares was a "sophisticated investor" and was provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The person who acquired these shares acquired them for her own account. The certificate representing these shares bears a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration under the Securities Act. No commission was paid to any person in connection with the offer or sale of these shares.

      In January, 2014 Strainwise issued warrants to an unaffiliated person for services rendered. The warrants allow the holder to purchase up to 500,000 shares of Strainwise's common stock at a price of $0.10 per share at any time prior to January 31, 2019. When the Company acquires the remaining shares of Strainwise pursuant to the short form merger, the Company will exchange its warrants for these Strainwise warrants. The warrants to be issued by the Company will have the same terms as the Strainwise warrants.

      Between March 15, 2014 and July 31, 2014 Strainwise sold 2,140,7000 units, at a price of $1.00 per unit, to a group of private investors. Each unit consisted of one share of Strainwise's common stock and one warrant. Every two warrants entitle the holder to purchase one share of Strainwise's common stock at a price of $5.00 per share at any time prior to January 31, 2019. When the Company acquires the remaining shares of Strainwise pursuant to the short form merger, the Company will exchange its warrants for the outstanding Strainwise warrants. The warrants to be issued by the Company will have the same terms as the Strainwise warrants.

      In July, 2014 Strainwise issued 293,000 shares of its common stock to one person as a result of the conversion of a note in the principal amount of $200,000.

      Strainwise relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") in connection with sale and issuance of these securities. The persons who acquired these securities were "sophisticated investors" and were provided full information regarding the business and operations of Strainwise. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing the shares of common stock and warrants will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration under the Securities Act. No commission was paid to any person in connection with the sale or issuance of these securities.

Item 4.01.  Change in Registrant's Certifying Accountant

Mantyla McReynolds, LLC:

          (i) On August 19, 2014, we formally informed Mantyla McReynolds, LLC ("Mantyla McReynolds") of their dismissal as our independent registered public accounting firm.

         (ii) The reports of Mantyla McReynolds on our financial statements as of and for the fiscal years ended June 30, 2013, and 2012, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for a "going concern" modification. Mantyla McReynolds was engaged by us as our independent registered public accounting firm at or about our inception on April 25, 2007, and audited our financial statements for the fiscal years ended June 30, 2007, through June 30, 2013.

        (iii) Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

         (iv) During the fiscal years ended June 30, 2013, and 2012, there were no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds, would have caused Mantyla McReynolds to make reference to the subject matter of the disagreements in connection with their reports.

   Further, there were no "reportable events," as described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Act of 1934, as amended.

         (v) We have provided Mantyla McReynolds with a copy of the disclosure provided under this Item of this Current Report and have requested that Mantyla McReynolds furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agreed with the foregoing statements, a copy of which is filed herewith as Exhibit 16.1 and referenced in Item 9.01.

          (1) On August 19, 2014, we engaged BF Borgers CPA, PC ("BF Borgers") as our new independent registered public accounting firm to audit our financial statements for the fiscal year ended June 30, 2014. During the fiscal year ended June 30, 2014, and through August 19, 2014, we had not consulted with BF Borgers regarding any of the following:

        (i)  The   application   of   accounting   principles  to  a  specific
     transaction, either completed or proposed;

       (ii) The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that BF Borgers concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or (iii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.01.  Change in Control of Registrant.

      See Item 2.01 of this report.


Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      See Item 2.01 of this report.


Item 9.01.  Financial Statements and Exhibits.

No.         Description
---
10.1        Agreement to Exchange Securities with Strainwise, Inc.

10.2        Custer Lease

10.3        51st Ave. Lease

10.4        Nome Lease

10.5        32nd Ave. Lease

10.6 Form of Master Service Agreement, together with schedule required by Instruction 2 to Item 601(a) of Regulation S-K.

16          Letter regarding change in certifying accountant

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2014
                                     4TH GRADE FILMS, INC.


                                     By: /s/ Shawn Phillips
                                         --------------------------------
                                         Shawn Phillips, Chief Executive Officer

                                STRAINWISE, INC.

                              FINANCIAL STATEMENTS


                  For the Year ended January 31, 2014 and 2013
                                    (AUDITED)

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Strainwise, Inc.:

We have audited the accompanying balance sheets of Strainwise, Inc. ("the Company") as of January 31, 2014 and 2013 and the related statement of operations, changes in members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Strainwise, Inc., as of January 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ B F Borgers CPA PC


B F Borgers CPA PC
Denver, CO
August 14, 2014

                                STRAINWISE, INC.
                            CONDENSED BALANCE SHEETS
                                    (AUDITED)

                                                   January 31,      January 31,
                                                      2014              2013
                                                  --------------    ------------
ASSETS
  Current assets:
    Cash                                               $    100      $    100

    Prepaid expense                                      10,000             -
                                                  -------------     ---------
     Total current assets                                10,100           100


  Office equipment and furnishings                       10,500             -
   Trademark, net amortization of $61 and $0 at
   January 31,
         2014 and 2013, respectively                     10,949             -
                                                  -------------     ---------
      Total assets                                    $  31,549      $    100
                                                  =============     =========
LIABILITIES
  Current liabilities:
    Due to affiliated entities and related
        parties                                       $  50,203      $      -
                                                  -------------     ---------
     Total current liabilities                           50,203             -
Deferred rent                                             3,273             -
                                                  -------------     ---------
                                                         53,476             -

STOCKHOLDERS' (DEFICIT) EQUITY
   Common stock, no par value, 100,000,000
    shares authorized, 20,430,000 issued
    and outstanding                                           -             -

  Additional Paid in Capital                             48,292           100

  (Deficit) Retained Earnings                           (70,219)            -
                                                  --------------    ---------
    Total stockholder's equity                          (21,927)          100
                                                  -------------     ---------
     Total liabilities and stockholders' deficit       $ 31,549      $    100
                                                  =============     =========


                             See accompanying notes.

                                STRAINWISE, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                    (AUDITED)

                                                                      Period
                                                                   (Inception
                                                                    of June 8,
                                               Year Ended          2012) ended
                                              January 31,          January 31,
                                                  2014                 2013
                                              -------------        ------------

Revenues from affiliated entities and
related parties                                 $  104,378                  -

Operating costs and expenses:

  Nutrient purchases                                18,094                  -
  Compensation                                      60,560                  -
  Rent and other occupancy                           5,404                  -
  General and administrative                         9,753                  -
                                              ------------           --------
       Total operating costs and expenses           93,811                  -
                                              ------------           --------
Income from operations
                                                    10,567                  -
Other costs and expenses
  Financing costs                                   20,000                  -
  General and Administrative Costs                  60,725                  -
  Amortization                                          61                  -
                                              ------------           --------
Loss before taxes on income                        (70,219)                 -
Provision for taxes on income                            -                  -
                                              ------------           --------
Net loss                                       $   (70,219)                 -
                                              ============           ========
Basic loss per common share                    $    (0.082)                 -
                                              ============           ========
Fully diluted loss per common share            $    (0.052)                 -
                                              ============           ========
Basic weighted average number of shares
   outstanding                                     851,250                  -
                                              ============           ========
Fully diluted weighted average number of
shares outstanding                               1,351,250
                                              ============           ========



                             See accompanying notes.

                                STRAINWISE, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                    (AUDITED)


                                                                   Period
                                                                 (Inception
                                                               of June 8, 2012
                                                 Year Ended        ended)
                                                 January 31,      January 31,
                                                    2014          31, 2013
                                                 -----------    -------------
Cash flows from operating activities:
Net (loss)                                        $(70,219)         $     -
Changes in current assets and liabilities:
   Increase in amounts due to affiliates            50,203                -
   Deferred rent                                     3,273
   Stock-based compensation                         48,192
   Increase in prepaid expenses                    (10,000)               -
                                                 ---------      -----------
Net cash used in operating activities               21,499                -

Cash flows from investing activities:
  Purchases of office equipment and furnishings    (10,500)               -
  Establishment of trade mark                      (10,949)               -
                                                 ---------      -----------
  Net cash flows from investing activities         (21,449)               -

Cash flows from financing activities:
  Contribution of capital for common stock               -              100
                                                 ---------      -----------
  Net cash flows from financing activities
                                                         -              100
                                                 ---------      -----------
  Net cash flows
                                                         -              100
Cash and Cash equivalents, beginning of period         100                -
                                                 ---------      -----------
Cash and Cash equivalents, end of period          $    100      $       100
                                                 =========      ===========

Supplemental cash flow disclosures:
Cash paid for interest                            $      -      $         -
                                                 =========      ===========
  Cash paid for income taxes                      $      -      $         -
                                                 =========      ===========




                             See accompanying notes.

                                STRAINWISE, INC.
           STATEMENT OF CHANGES IN CONDENSED STOCKHOLDERS' DEFICIENCY
    For the Period from June 8, 2012 (date of inception) to January 31, 2014
                                    (Audited)



                                    Common Stock           Additional           Deficit
                                 -------------------    Capital in Excess    Accumulated in
                                 Shares      Amount        of Par Value      Development Stage     Total
                                 ------      ------     -----------------    -----------------     -----
  Balance, June 8, 2012,
    Inception

  Membership interest
   issued for cash                    -      $     -         $   100             $      -         $    100

  Net loss                            -            -               -                    -                -
                             ----------      -------         -------             --------         --------

  Balance, January 31,
    2013                              -            -             100                    -              100

  Conversion of common
   shares for membership
   interest                  20,430,000            -               -                    -                -

  Stock-based compensation            -            -          48,192                    -           48,192

  Net loss                            -            -               -              (70,219)         (70,219)
                             ----------      -------         -------             --------         --------
  Balance, January 31,
    2014                     20,430,000      $     -        $ 48,292             $(70,219)         (21,927)
                             ==========      =======        ========             ========         ========



                             See accompanying notes.

                                STRAINWISE, INC.
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS


Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business - STRAINWISE, INC. (identified in these footnotes as "we" "us" or the "Company") provides branding and fulfillment services to entities in the cannabis retail and production industry. The Company was incorporated in the state of Colorado as a limited liability company on June 8, 2012, and subsequently converted to a Colorado corporation on January 16, 2014.

The Company provides sophisticated fulfillment and branding services and solutions to (i) one grow facility and eight retail stores (seven of which sell recreational and medical marijuana to the public and one of which only sells medical marijuana to the public) owned by an officer and director of the Company ("Affiliated Entities"), and (ii) makes such services available to independent retail stores and grow facilities in the regulated cannabis industry throughout the United States.

The branding and fulfillment services that we currently provide are summarized, as follows:

o Branding, Marketing and Administrative Consulting Services: Customers may contract with us to use the Strainwise name, logo and affinity images in their retail store locations. A monthly fee permits our branding customer to use the Strainwise brand at one specific location. In addition, we will assist operators in marketing and managing their businesses, setting up new retail locations and general business planning and execution at an hourly rate. This includes services to establish an efficient, predictable production process, as well as, nutrient recipes for consistent and appealing marijuana strains.

o Accounting and Financial Services: For a monthly fee, we provide our customers with a fully implemented general ledger system, with an industry centric chart of accounts, which enables management to readily monitor and manage all facets of a marijuana medical dispensary, retail store and grow facility. We provide bookkeeping, accounts payable processing, cash management, general ledger processing, financial statement preparation, state and municipal sales tax filings, and state and federal income tax compilation and filings on behalf of the Company and the Captive Stores on an ongoing basis.

o Compliance Services: The rules, regulations and state laws governing the production, distribution and retail sale of marijuana can be complex, and may prove cumbersome with which to comply. Thus, customers may contract with us to implement a compliance process, based upon the number and type of licenses and permits for their specific business. We provide this service on both an hourly rate and stipulated monthly fee.

o Nutrient Supplier: The Company presently is a bulk purchaser of nutrients and other cultivation supplies for the sole purpose of growing marijuana. As a result, we are able to make bulk purchases with price breaks, based upon volume. We serve as a sole source nutrient purchasing agent and distributor with pricing based upon our bulk purchasing power.

o Lending: We will provide loans to individuals and businesses in the cannabis industry. However, Colorado State law does not allow entities operating under a cannabis license to pledge the assets or the license of the cannabis operation for any type of general borrowing activity. Thus, our lending will be on an unsecured basis, with reliance on a personal guarantee of the borrower.

o Lease of Grow Facilities and Equipment: We lease grow equipment and facilities on a turn-key basis to customers in the cannabis industry. We will also enter into sale lease backs of grow lights, tenant improvements and other grow equipment.

We do not directly grow marijuana plants, produce marijuana infused products, sell marijuana plants and or sell marijuana infused products of any nature.

Share exchange - As more fully described in Note 9 herein, on August __, 2014, we entered into an Agreement to Exchange Securities ("Share Agreement") with 4th Grade Films, Inc. ("FHGR"), pursuant to which FHGR acquired approximately 90 % of the outstanding shares of Strainwise in exchange for 23,124,184 shares of FHGR's common stock. FHGR is a publicly-traded company, incorporated in Utah, with its common stock currently quoted on the OTC Bulletin Board. It is contemplated that the Exchange will qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

As part of the Share Exchange, we paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related domestic and international distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 we paid) which were outstanding immediately prior to the closing of the transaction.

The business combination will be accounted for as a reverse acquisition and recapitalization, using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting, the Company (subsidiary) is treated as the accounting parent (acquirer) and FHGR (parent) is treated as the accounting Subsidiary (acquiree). Following the Share Exchange , FHGR has 24,431,184 outstanding shares of common stock, with the current shareholders of FHGR owning 1,307,000 of the post-closing shares.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Prepaid expenses - The amount of prepaid expenses as of January 31, 2014 and January 31, 2013 is $10,000 and $0, respectively. Prepaid expenses at January 31, 2014 is comprised of a retainer paid to our legal counsel.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

The FASB Codification clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Office equipment - Office equipment is recorded at cost and is depreciated under straight line methods over each item's estimated useful life. We review our office equipment for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Maintenance and repairs of property and equipment are charged to operations. Major improvements are capitalized. Upon retirement, sale or other disposition of office equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

Office equipment, net of accumulated amortization and depreciation are comprised of the following:

                                                    January 31,    January 31,
                                                      2014            2013
                                                   ------------    -----------
Office equipment:
  Office furniture and fixtures                     $  10,500        $     -

  Accumulated amortization and depreciation                 -              -
                                                   ----------        -------
                                                    $  10,500        $     -
                                                   ==========      =========

There was no depreciation charged to operations for the year ended January 2014 and 2013 in that the office equipment was not placed into service until the last few days of January 2014.

Income taxes - The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Long-Lived Assets - In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Trademarks - Trademarks are stated at cost and are amortized using the straight-line method over fifteen years. Accumulated amortization was $100 and $0 at January 31, 2014 and 2013, respectively.

Intangible assets subject to amortization consist of the following at January 31, 2014:

                               Gross
                              Carrying        Accumulated
                               Amount        Amortization             Net
                              --------       -------------      ---------------

             Trademarks       $ 11,010           $ 61             $ 10,949
                              ========           ====             ========

Deferred Rent - The Company recognizes rent expense from operating leases on the straight-line basis. Differences between the expense recognized and actual payments are recorded as deferred rent.

Revenue recognition - Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized subsequent to a customer ordering a service or product at an agreed upon fee or price, delivery has occurred, and collectability is reasonably assured.

Comprehensive Income (Loss) - Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our Inception there have been no differences between our comprehensive loss and net loss.

Net income per share of common stock - We have adopted applicable FASB Codification regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 - Going concern:
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended January 31, 2014, the Company has had limited operations. As of January 31, 2014, the Company has not become profitable. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends to continue financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Related Party Transactions:

Substantially all of our revenues to date have been derived from Master Service Agreements with eight retail marijuana stores and one cultivation and growing facility that are majority owned by our Chief Executive Officer, who is also the husband or our majority shareholder and our President. Pursuant to the terms of these Master Service Agreements, the marijuana stores and grow facility pay us monthly fees for branding, marketing, administration, accounting and compliance services. We also supply nutrients to the one grow facility at a 90% mark-up to our cost for the nutrients.

Related party revenue was $104,378 and $0.00, respectively, for the years ended January 31, 2014 and 2013. As of January 31, 2014 and 2013, we had accounts receivable from affiliated entities of $70,000 and $0, respectively. As of January 31, 2013 and 2014, we had accounts payable to affiliated entities of $120,203 and $0, respectively.

Although our agreements with the marijuana outlets and grow facility expire on December 31, 2023, all terms and contracts related to this revenue are determined by related parties and these terms can change at any time.

Note 4 - Operating Leases:

The Company rents office space for its corporate needs from an affiliated Company. The affiliate entered into a 31 month lease agreement in January 1, 2014 to lease 6,176 square feet for an annual rate of $64,848 for the first twelve months, and $67,936 for the subsequent 12 months, and $41,431 for the subsequent 7 months paid monthly, through October 31, 2016. See Note 9 for a full explanation of operating leases that went into effect after the balance sheet date, but before issuance.

Note 5 - Issuance of shares:

The Company was originally organized as a limited liability company on June 8, 2012 with $100 of membership equity. On January 16, 2014, the Company converted to a corporation and issued a total of 20,430,000 shares in exchange for the one hundred percent of the membership interests owned by the majority shareholder and President of the Company. As of January 31, 2014 there were a total of 20,430,000 shares of common stock issued and outstanding.

Note 6 - Income Taxes:

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company's assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company adopted the provisions of ASC 740, "Income Taxes" on April 1, 2007. FASB ASC 740 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a "more-likely-than-not" recognition threshold at the effective date to be recognized upon the adoption of FASB ASC 740 and in subsequent periods.

The components of the income tax provision are as follows:

                                                       Year Ended January 31,
                                                     ------------------------
                                                        2014            2013
                                                     -----------     --------
        Income tax expense (benefit):
           Current:
              Federal                                $ (11,742)       $     -
              State                                     (3,251)             -
                                                     ---------        -------
        Deferred income tax expense (benefit):         (14,993)             -
        Valuation allowance                             14,993              -
                                                     ---------        -------
        Provision                                    $       -        $     -
                                                     =========        =======

Note 7 - New accounting pronouncements:

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Note 8 - Equity:

Approved Warrants - In January 2014, the Company issued stock-based compensation to a consultant in the form of warrants to purchase 500,000 shares of the Company's common stock, at a price of $0.10 per share, at any time prior to January 31, 2019. The Board of Directors determined the exercise price and terms of the warrant.

The Black-Scholes option-pricing model was used to estimate the warrant fair values. This option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected warrant term (the amount of time from the grant date until the warrants are exercised or expire). Expected volatility was estimated utilizing a weighted average of comparable published volatilities based on industry comparables. Expected pre-vesting forfeitures were based upon management's best estimates. The expected warrant term was based on the term of the warrant. The fair value of the warrants granted during the year ended January 31, 2014 was estimated, as of the grant date, using the Black-Scholes option pricing model, with the following assumptions:

                Expected volatility                    187%
                Risk-free interest rate                .25%
                Expected dividends                        -
                Expected terms (in years                  5
                Share price at date of issuance       $0.10

The warrants outstanding and activity as of and for the year ended January 31, 2014:

                                                        Weighted     Remaining
                                                        Average     Contractual
                                                        Exercise     Term (in
                                            Shares       Price        years)
                                          ----------   --------      ---------

     Outstanding at January 31, 2013                   $      -            -
         Granted                            500,000    $   0.10            5
         Exercised                                -    $    -              -
         Forfeited                                -    $    -              -

         Outstanding at January 31,
         2014                               500,000    $   0.10            5
                                          ---------    --------      -------
         Exercisable at January 31,
         2014                               500,000    $   0.10            5
                                          --------     --------      -------

The weighted average fair value of warrants granted at January 31, 2014 was $0.10. The exercise price of the warrants granted at January 31, 2014 equaled the estimated fair market value of the stock at the time of grant which was $0.10. No warrants were exercised during the current fiscal year. Accordingly, the Company did not realize any tax deductions related to the intrinsic value of exercised warrants.

In accordance with EITF 96-18 ' Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services', the total amount of share-based compensation expense recorded at January 31, 2014 of $48,192 will be fully recorded in the current year since no future services are required for the consultant to exercise the warrants.

Note 9 - Subsequent events:

Share Exchange - On August 19, 2014, we entered into an Agreement to Exchange Securities ("Share Exchange") with 4th Grade Films, Inc. ("FHGR"), pursuant to which FHGR will acquire approximately 90 % of the outstanding shares of Strainwise in exchange for 23,124,184 shares of FHGR's common stock. FHGR is a publicly-traded company, incorporated in Utah, with its common stock currently quoted on the OTC Bulletin Board. It is contemplated that the Exchange will qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

As part of the Share Exchange, we paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related domestic and international distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 we paid) which were outstanding immediately prior to the closing of the transaction.

The business combination will be accounted for as a reverse acquisition and recapitalization, using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting, the Company (subsidiary) is treated as the accounting parent (acquirer) and FGHR (parent) is treated as the accounting subsidiary (acquiree). As a result of the Share Exchange, FGHR has 24,431,184 outstanding shares of common stock, with the current shareholders of FGHR owning 1,307,000 of the post-closing shares.

Operating Leases - We entered into a lease agreement on March 7, 2014 to lease a grow facility of approximately 26,700 square feet ("Custer Lease") for a term of five years commencing on April 1, 2014. Lease payments are scheduled to be $29,200 per month for the first twelve months of the lease, and then are scheduled to be $27,500 per month for the subsequent 12 months, $28,325 per month for the subsequent 12 months, $29,170 per month for the subsequent 12 months and $30,035 per month for the final 12 months of the lease. Under the terms of the Custer Lease, we are obligated to pay a security deposit of $29,200 which was due and paid upon the execution of the Custer Lease. We have the option to renew the Custer Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the Custer Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 460 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on April 1, 2014 to lease a grow facility of approximately 65,000 square feet ("51st Ave Lease") for a term of five years and nine months. The terms of the 51st Ave Lease stipulates the payment of $15,000 per month, prorated if necessary, until such time that the Lessor is able to deliver a Certificate of Occupancy, which is scheduled to occur on August 1, 2014. Thereafter, lease payments are scheduled to be $176,456 per month for the first six months of the lease, and then are scheduled to be $221,833 per month for the subsequent 24 months, $231,917 per month for the subsequent 12 months, $242,000 per month for the subsequent 12 months and $247,041 per month for the final 12 months of the lease. Under the terms of the 51st Ave Lease, we are obligated to pay a security deposit of $150,000 one third of which was due and paid upon the execution of the 51st Ave Lease, the second third is due and payable after the first harvest or by October 1, 2014, and the final third is due and payable after the second harvest or by December 1, 2014.We have the option to renew the 51st Ave Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the 51st Avenue Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 1,940 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on April 22, 2014 to lease a grow facility of approximately 38,000 square feet ("Nome Lease") for a term of seven years. The lease payments are scheduled to be $44,570 per month for the first twelve months of the lease, and then are scheduled to be $46,151 per month for the subsequent 12 months, $47,743 per month for the subsequent 12 months, $49,334 per month for the subsequent 12 months and $50,925 per month for the subsequent 12 months, $52,517 per month for the subsequent 12 months, and $54,108 for the final 12 months of the lease. Under the terms of the Nome Lease, we are obligated to pay a security deposit of $133,679 one half of which was due and paid upon the execution of the Nome Lease, the final half was due and payable 30 days after the commencement date. We have the option to renew the Nome Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the Nome Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 920 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on June 10, 2014 to lease a grow facility of approximately 113,000 square feet ("32nd Ave Lease") for a term of five years and nine months which will not become effective until the proper Licenses are awarded, expected to be September 1, 2014. The terms of the 32nd Ave Lease stipulates the payment of $25,000 per month, prorated if necessary, until such time that the Lessor is able to deliver a Certificate of Occupancy, which is scheduled to occur on September 01, 2014. Thereafter, lease payments are scheduled to be $282,500 per month for the first Sixteen months of the lease, and then are scheduled to be $301,333 per month for the subsequent 12 months, $320,167 per month for the subsequent 12 months, and $329,583 per month for the final 12 months of the lease. Under the terms of the 32nd Ave Lease, we are obligated to pay a security deposit of $250,000, $150,000 of which was due and paid upon the execution of the 32nd Ave Lease, and $100,000 due upon obtaining the Certificate of Occupancy. We have the option to renew the 32nd Ave Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the 32nd Ave Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 3,000 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

Future minimum payments for these leases are:

          For the Year
         Ended January 31,             Amount

             2015                    $2,181,500
             2016                    $7,276,000
             2017                    $7,317,700
             2018                    $7,476,700
             2019                    $8,123,000

Convertible Note Payable - The Company issued $850,000 in a convertible note on March 20, 2014 (the "Note"). The Note has an interest rate of 25%, payable monthly, and matures on September 21, 2014. The outstanding principal balance of the Note, plus any accrued but unpaid interest on the Note, is convertible at any time on or before the maturity date at $1 per common share. The convertible note is personally guaranteed by our majority shareholder and by an officer and director of the Company.

On July 16, 2014, the terms of the Note were amended ("Amendment") wherein the holder of the Note elected to convert $200,000 of the principal of the Note into 293,000 of our common shares of stock at a price of $.6825 per share. As a component of the Amendment, we in turn elected to prepay the remaining principal balance of the Note, after the scheduled payment of the principal and accrued interest due the holder on July 24, 2014 and to pay a prepayment penalty of $11,250. The difference in the premium of the per share price of $0.6825 per the Amendment and the $1 per share per the Note, plus the amount of the prepayment penalty will be charged to interest expense ratably over the term of the Amendment.

Private Offering - Through a private offering of our common stock at $1 per share, we have collected $2,140,700 as of the date of the issuance of the financial statements, July 31, 2014. Coupled with the 293,000 common shares issued in connection with the conversion of the convertible note described above, 22,863,700 shares of common stock would be outstanding upon the completion of our stock offering. As part of the private offering, we sold warrants which entitle the holders to purchase up to 1,070,350 shares of our common stock. The warrants can be exercised at any time prior to January 31, 2019 at a price of $5.00 per share.

                                STRAINWISE, INC.

                          INTERIM FINANCIAL STATEMENTS

                 For the three month period ended April 30, 2014


                                   (UNAUDITED)

                                STRAINWISE, INC.
                            CONDENSED BALANCE SHEETS

                                                     (Unaudited)      (Audited
                                                      April 30,      January 31,
                                                        2014            2014
                                                     -----------     -----------
ASSETS
 Current assets:
    Cash in trust account                             $ 317,579       $    100
        Prepaid expenses and other assets                84,200         10,000
                                                      ---------       --------
     Total current assets                               401,779         10,100
Tenant improvements and office equipment,
  net of accumulated amortization and
  depreciation of $22,667 and $0 at April
  30 and January 31, 2014, respectively                 246,079         10,500

Prepaid expenses and other assets                       296,187              -
Trademark, net of accumulated amortization of
  $244 and $61, at April 30 and January 31,
  2014, respectively                                     10,766         10,949
                                                      ---------       --------
      Total assets                                    $ 954,811       $ 31,549
                                                      =========       ========

LIABILITIES AND STOCKHOLERS' (DEFICIT)
LIABILITIES
  Current liabilities:
    Due to affiliated entities                        $ 171,320       $ 50,203
    Accrued interest payable                              8,051              -
                                                      ---------       --------
    Total current liabilities                           179,371         50,203
    Convertible note payable, net of unamortized
      discount of $29,634                               790,366              -
    Deferred rent                                        13,133          3,273
                                                      ---------       --------
             Total liabilities                          982,870         53,476

STOCKHOLDERS' (DEFICIT) EQUITY
  Common stock, no par value, 100,000,000 shares
  authorized, 20,430,000 issued and outstanding               -              -

   Additional Paid in Capital                            48,292         48,292
   Share subscriptions receivable                       941,200              -
   Subscriptions to common stock                       (941,200)

   (Deficit) Retained Earnings                          (76,351)       (70,219)
                                                      ---------       --------
    Total stockholder's equity                          (28,059)       (21,927)
                                                      ---------       --------
    Total liabilities and stockholder's deficit       $ 954,811       $ 31,549
                                                      =========       ========


                             See accompanying notes.

                                STRAINWISE, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                 Three Months      Three Months
                                                    Ended             Ended
                                                  April 30,         April 30,
                                                     2014             2013
                                                 -------------     ------------

         Revenues from affiliated entities       $  536,209         $       -

         Operating costs and expenses:
           Nutrient purchases                        99,496                 -
           Compensation                             241,711                 -
           Rent and other occupancy                  78,046                 -
           General and administrative                34,187                 -
                                                  ---------         ---------
             Total operating costs and
                 expenses                           453,440                 -
                                                  ---------         ---------
         Income from operations                      82,769                 -
         Other costs and expenses
            Interest expense                         39,718                 -
            Professional, legal and consulting
              fees                                   26,323                 -
            Depreciation and amortization
              expense                                22,860                 -
                                                  ---------         ---------
         Loss before taxes on income                 (6,132)        $       -
         Provision for taxes on income                    -                 -
                                                  ---------         ---------
         Net loss                                 $  (6,132)        $       -
                                                  =========         =========
         Basic loss per common share              $(0.00030)        $       -
                                                  =========         =========
         Fully diluted loss per common share      $(0.00029)                -
                                                  =========         =========
         Weighted average number of shares
           outstanding                           20,430,000                 -
                                                 ==========         =========
         Fully diluted weighted average number
         of shares outstanding                   20,930,000                 -
                                                 ==========         =========


                             See accompanying notes.

                                STRAINWISE, INC.
                        CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                 Three Months      Three Months
                                                    Ended             Ended
                                                  April 30,         April 30,
                                                     2014             2013
                                                 -------------     ------------

Cash flows from operating activities:
  Net (loss)                                      $  (6,132)           $     -
  Adjustments  to  reconcile  net loss to net
  cash used in operating activities:
     Depreciation and amortization                   22,860                  -
     Unamortized discount on debt                   (29,635)                 -

  Changes in current assets and liabilities:
   Increase in amounts due affiliates               121,118                  -
   Increase in prepaid  expenses  and other
       assets                                      (393,248)                 -
   Decrease in trademark                                183                  -
   Increase in accrued  expenses and deferred
       rent                                          17,912                  -
                                                   --------           --------
      Net cash used in operating activities        (266,942)                 -
  Cash flows from investing activities:
     Investment in tenant improvements and
       office equipment                            (235,579)                 -
                                                   --------           --------
      Net cash flow from investing activities      (235,579)                 -
  Cash flows from financing activities:
     Proceeds from common stock subscriptions             -                100
     Proceeds from  convertible note payable,
        inclusive of discount of $45,000            895,000                  -
     Payments on convertible notes payable          (75,000)                 -
                                                   --------           --------
  Net cash flows from financing activities          820,000                100
                                                   --------           --------
Net cash flows                                      317,479                100
Cash and equivalent, beginning of period                100                  -
                                                   --------           --------
Cash and equivalent, end of period                 $317,579           $    100
                                                   ========           ========
Supplemental cash flow disclosures:
   Cash paid for interest                          $ 26,587           $      -
                                                   ========           ========

   Cash paid for income taxes                      $      -           $      -
                                                   ========           ========



                             See accompanying notes.

                                STRAINWISE, INC.
             STATEMENT OF CHANGES IN CONDENSED STOCKHOLDERS' DEFICIENCY For the Period from June 8, 2012 (date of inception) to April 30, 2014
                                   (UNAUDITED)

                                                         Additional       Deficit
                                      Common Stock        Capital      Accumulated
                                   -----------------     In Excess     in Development
                                   Shares     Amount    of Par Value       Stage           Total
                                   ------     ------    ------------   --------------      -----
   Balance, June 8, 2012,
      inception                         -     $    -       $    -        $     -            $   -

   Membership interest issued
     for cash                           -          -          100              -              100

   Net loss                             -          -            -              -                -
                               ----------     ------       ------        -------         --------
   Balance, January 31, 2013            -          -          100              -              100

   Conversion of common shares
    for membership interest    20,430,000          -            -              -                -

   Stock-based compensation             -          -       48,192              -           48,192

   Net loss for the period              -          -            -        (70,219)         (70,219)
                               ----------     ------       ------        -------         --------
   Balance, January 31, 2014   20,430,000          -       48,292        (70,219)        $(21,927)

   Subscriptions to common
     stock                        941,200          -      941,200              -          941,200

   Share subscriptions
     receivable                         -          -     (941,200)             -         (941,200)

   Net loss                             -          -            -         (6,132)          (6,132)
                               ----------     ------     --------       --------       ----------
   Balance, April 30, 2014     21,371,200     $    -     $ 48,292       $(76,351)        $(28,059)
                               ==========     ======     ========       ========       ==========


                             See accompanying notes.

                                STRAINWISE, INC.
                    Notes to the Unaudited Financial Statements
                                 April 30, 2014



Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business - STRAINWISE, INC. (identified in these footnotes as "we" "us" or the "Company") provides branding and fulfillment services to entities in the cannabis retail and production industry. The Company was incorporated in the state of Colorado as a limited liability company on June 8, 2012, and subsequently converted to a Colorado corporation on January 16, 2014.

The Company provides sophisticated fulfillment and branding services and solutions to (i) one grow facility and eight retail stores (seven of which sell recreational and medical marijuana to the public and one of which only sells medical marijuana to the public) owned by an officer and director of the Company ("Affiliated Entities") and (ii) makes such services available to independent retail stores and grow facilities in the regulated cannabis industry throughout the United States.

The branding and fulfillment services that we currently provide are summarized, as follows:

o Branding, Marketing and Administrative Consulting Services: Customers may contract with us to use the Strainwise name, logo and affinity images in their retail store locations. A monthly fee permits our branding customer to use the Strainwise brand at one specific location. In addition, we will assist operators in marketing and managing their businesses, setting up new retail locations and general business planning and execution at an hourly rate. This includes services to establish an efficient, predictable production process, as well as, nutrient recipes for consistent and appealing marijuana strains.

o Accounting and Financial Services: For a monthly fee, we provide our customers with a fully implemented general ledger system, with an industry centric chart of accounts, which enables management to readily monitor and manage all facets of a marijuana medical dispensary, retail store and grow facility. We provide bookkeeping, accounts payable processing, cash management, general ledger processing, financial statement preparation, state and municipal sales tax filings, and state and federal income tax compilation and filings on behalf of the Company and the Captive Stores on an ongoing basis.

o Compliance Services: The rules, regulations and state laws governing the production, distribution and retail sale of marijuana can be complex, and may prove cumbersome with which to comply. Thus, customers may contract with us to implement a compliance process, based upon the number and type of licenses and permits for their specific business. We provide this service on both an hourly rate and stipulated monthly fee.

o Nutrient Supplier: The Company presently is a bulk purchaser of nutrients and other cultivation supplies for the sole purpose of growing marijuana. As a result, we are able to make bulk purchases with price breaks, based upon volume. We serve as a sole source nutrient purchasing agent and distributor with pricing based upon our bulk purchasing power.

o Lending: We will provide loans to individuals and businesses in the cannabis industry. However, Colorado State law does not allow entities operating under a cannabis license to pledge the assets or the license of the cannabis operation for any type of general borrowing activity. Thus, our lending will be on an unsecured basis, with reliance on a personal guarantee of the borrower.

o Lease of Grow Facilities and Equipment: We lease grow equipment and facilities on a turn-key basis to customers in the cannabis industry. We will also enter into sale lease backs of grow lights, tenant improvements and other grow equipment.

We do not directly grow marijuana plants, produce marijuana infused products, sell marijuana plants and or sell marijuana infused products of any nature.

Share exchange - On August 19, 2014, we entered into an Agreement to Exchange Securities ("Share Exchange") with 4th Grade Films, Inc. ("FHGR"), pursuant to which FHGR will acquire approximately 90 % of the outstanding shares of Strainwise in exchange for 23,124,184 shares of FHGR's common stock. FHGR is a publicly-traded company, incorporated in Utah, with its common stock currently quoted on the OTC Bulletin Board. It is contemplated that the Exchange will qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

As part of the Share Exchange, we paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related domestic and international distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 we paid) which were outstanding immediately prior to the closing of the transaction.

 The business combination will be accounted for as a reverse acquisition and recapitalization, using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting, the Company (subsidiary) is treated as the accounting parent (acquirer) and FGHR (parent) is treated as the accounting Subsidiary (acquiree). If the Share Exchange is completed, FGHR will have 24,431,184 outstanding shares of common stock, with the current shareholders of FGHR owning 1,307,000 of the post-closing shares.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents. During 2014, the Company entered into an agreement with our Chief Executive Officer to hold all of our cash funds in his personal bank account in trust for the Company. Because of current banking regulations, marijuana centric entities are not afforded normal banking privileges, and thus, we were not able to obtain a corporate bank account at a federally charted bank until well into the end of the second quarter of operations in 2014. Under the terms of our trust agreement with our Chief Executive Officer, he agreed to hold our cash in his personal bank account and to make payments of our funds only for our business purposes and to allow daily access to the bank account for ongoing oversight of his fiduciary responsibility to the Company. Additionally, the trust agreement required that the Chief Executive Officer make copies available of all transactions applicable to our operations to our accounting staff on a weekly, or as requested basis. At April 30, 2014 and January 31, 2014 there were cash deposits in the personal bank account of the Chief Executive Officer held in trust for us in the amount of $317,579 and $0, respectively.

Prepaid expenses and other assets - The Company pays rent in advance of the rental period. The Company records the carrying amount as of the balance sheet date of rental payments made in advance of the rental period; such amounts are charged against earnings within one year. The Company also capitalizes any prepaid expenses related to the reverse merger.

The amount of prepaid expenses and other assets as of April 30, 2014 and January 31, 2014 is $380,387 and $10,000, respectively.

Current prepaid expenses and other assets are comprised of the following:

                                              April 30,       January 31,
                                                2014            2014
                                              --------        ----------

    Prepaid reverse merger fees               $ 35,000          $     -
    Prepaid rent                                29,200                -
    Rent deposits                               20,000           10,000
                                           -----------         --------
                                            $   84,200         $ 10,000
                                           ===========         ========

Noncurrent prepaid expenses and other assets are comprised of the following:

                                              April 30,       January 31,
                                                2014            2014
                                              --------        ----------

    Prepaid rent                             $  54,108          $     -
    Security deposits                          242,079                -
                                             ---------          -------
                                             $ 296,187          $     -
                                             =========          =======

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

The FASB Codification clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Tenant improvements and office equipment - Tenant improvements are recorded at cost and are amortized over the term of the applicable lease period. Office equipment is recorded at cost and is depreciated under straight line methods over each item's estimated useful life. We review our tenant improvements and office equipment for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Maintenance and repairs of property and equipment are charged to operations.

Major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

Tenant improvements and office equipment, net of accumulated amortization and depreciation are comprised of the following:

                                                     April 30,       January 31,
                                                       2014            2014
                                                     --------        ----------
Tenant improvements:
  Upgrades of HVAC systems                          $  181,000        $     -
  Upgrades of electrical generators  and power
     equipment                                          42,590              -
Office equipment:
  Computer equipment                                     3,777              -
  Office furniture and fixtures                         16,389         10,500
  Machinery                                             25,000              -
                                                    ----------        -------
                                                       268,756         10,500
  Accumulated amortization and depreciation            (22,667)              -
                                                    ----------        -------
                                                    $  246,079        $10,500
                                                    ==========        =======

Tenant improvements are amortized over the term of the lease, and office equipment is depreciated over its useful lives, which has been deemed by management to be three years. Amortization and depreciation expense for the three months ended April 30, 3014 and April 30, 2013 was $22,700 and $0, respectively.

Income taxes - The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Long-Lived Assets - In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Trademarks - Trademarks and other intangible assets are stated at cost and are amortized using the straight-line method over fifteen years. Accumulated amortization was $244 and $0 at April 30, 2014 and 2013, respectively and consisted of the following at April 30, 2014:

                                    Gross
                                   Carrying       Accumulated
                                    Amount        Amortization         Net
                                 -------------    ------------       ------

             Trademarks             $11,010           $244           $10,766
                                    =======           ====           =======

Deferred Rent - The Company recognizes rent expense from operating leases on the straight-line basis. Differences between the expense recognized and actual payments are recorded as deferred rent.

Revenue recognition - Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized subsequent to a customer ordering a service or product at an agreed upon fee or price, delivery has occurred, and collectability is reasonably assured.

Comprehensive Income (Loss) - Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our Inception there have been no differences between our comprehensive loss and net loss.

Net income per share of common stock - We have adopted applicable FASB Codification regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 - Going concern:
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended April 30, 2014, the Company has had limited operations. As of April 30, 2014, the Company has not become profitable. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends to continue financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Related Party Transactions:

Substantially all of our revenues to date have been derived from Master Service Agreements with eight retail marijuana stores and one cultivation and growing facility that are majority owned by our Chief Executive Officer, who is also the husband or our majority shareholder and our President. Pursuant to the terms of these Master Service Agreements, the marijuana stores and grow facility pay us monthly fees for branding, marketing, administration, accounting and compliance services. We also supply nutrients to the one grow facility at a 90% mark-up to our cost for the nutrients.

Related party revenue was $104,378 and $0.00, respectively, for the years ended January 31, 2014 and 2013. As of January 31, 2014 and 2013, we had accounts receivable from affiliated entities of $70,000 and $0, respectively. As of January 31, 2013 and 2014, we had accounts payable to affiliated entities of $120,203 and $0, respectively.

Although our agreements with the marijuana outlets and grow facility expire on December 31, 2023, all terms and contracts related to this revenue are determined by related parties and these terms can change at any time.

Note 4 - Operating Leases:

The Company entered into a lease agreement with an affiliate for our corporate office needs. The lease is for a 31 month period, commenced in January 2014 for 6,176 square feet at an annual rate of $64,848 for the first twelve months, $67,936 for the subsequent 12 months, and $41,431 for the subsequent 7 months paid monthly, through October 31, 2016.

We entered into a lease agreement on March 7, 2014 to lease a grow facility of approximately 26,700 square feet ("Custer Lease") for a term of five years commencing on April 1, 2014. Lease payments are scheduled to be $29,200 per month for the first twelve months of the lease, and then are scheduled to be $27,500 per month for the subsequent 12 months, $28,325 per month for the subsequent 12 months, $29,170 per month for the subsequent 12 months and $30,035 per month for the final 12 months of the lease. Under the terms of the Custer Lease, we are obligated to pay a security deposit of $29,200 which was due and paid upon the execution of the Custer Lease. We have the option to renew the Custer Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the Custer Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 460 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on April 1, 2014 to lease a grow facility of approximately 65,000 square feet ("51st Ave Lease") for a term of five years and nine months. The terms of the 51st Ave Lease stipulates the payment of $15,000 per month, prorated if necessary, until such time that the Lessor is able to deliver a Certificate of Occupancy, which is scheduled to occur on August 1, 2014. Thereafter, lease payments are scheduled to be $176,456 per month for the first six months of the lease, and then are scheduled to be $221,833 per month for the subsequent 24 months, $231,917 per month for the subsequent 12 months, $242,000 per month for the subsequent 12 months and $247,041 per month for the final 12 months of the lease. Under the terms of the 51st Ave Lease, we are obligated to pay a security deposit of $150,000 one third of which was due and paid upon the execution of the 51st Ave Lease, the second third is due and payable after the first harvest or by October 1, 2014, and the final third is due and payable after the second harvest or by December 1, 2014. We have the option to renew the 51st Ave Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the 51st Avenue Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 1,940 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on April 22, 2014 to lease a grow facility of approximately 38,000 square feet ("Nome Lease") for a term of seven years. The lease payments are scheduled to be $44,570 per month for the first twelve months of the lease, and then are scheduled to be $46,151 per month for the subsequent 12 months, $47,743 per month for the subsequent 12 months, $49,334 per month for the subsequent 12 months and $50,925 per month for the subsequent 12 months, $52,517 per month for the subsequent 12 months, and $54,108 for the final 12 months of the lease. Under the terms of the Nome Lease, we are obligated to pay a security deposit of $133,679 one half of which was due and paid upon the execution of the Nome Lease, the final half was due and payable 30 days after the commencement date. We have the option to renew the Nome Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the Nome Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 920 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

Future minimum payments for these leases are:

       For the Period
       Ending April 30,         Amount

           2015               $2,550,987
           2016               $3,608,905
           2017               $3,637,249
           2018               $3,746,079
           2019               $3,855,572

Note 5 - Issuance of Shares:

The Company was originally organized as a limited liability company on June 8, 2012 with $100 of membership equity. On January 16, 2014, the Company converted to a corporation and issued a total of 20,340,000 shares in exchange for the one hundred percent of the membership interests owned by the majority shareholder and President of the Company. As of April 30, 2014, there were a total of 20,340,000 shares of common stock issued and outstanding. Through a private offering of our common stock at $1 per share, we have collected $941,200 from subscribers as for April 30, 2014 for 941,200 shares. The total shares of common stock that would be issued and outstanding upon the completion of our stock offering and the issuance of shares to the current subscribers, the total amount of our common shares issued and outstanding would be 21,281,200 shares.

Note 6 - Income Taxes:

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company's assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company adopted the provisions of ASC 740, "Income Taxes" on April 1, 2007. FASB ASC 740 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a "more-likely-than-not" recognition threshold at the effective date to be recognized upon the adoption of FASB ASC 740 and in subsequent periods. The components of the income tax provision are as follows:
                                                   Three Months Ended April 30,
                                                   ----------------------------
                                                       2014            2013
                                                      ------          ------
        Income tax expense (benefit):
           Current:
              Federal                               $  13,205         $      -
              State                                    (3,536)               -
                                                    ---------         --------
        Deferred income tax expense (benefit):          9,670
        Valuation allowance                            (9,670)                -
                                                    ---------         --------
        Provision                                   $       -         $      -
                                                    =========         ========

We have a net operating loss carryforward for financial statement reporting purposes of $76,351 from the year ended January 31, 2014

Note 7 - Convertible Note Payable:

Notes payable consist of the following:
                                                 (Unaudited)        (Audited)
                                                April 30, 2014  January 31, 2014

Convertible notes payable, with interest
  due monthly at 25% per annum, maturing
  September 21, 2014:                              $850,000             --
   Discount                                          45,000             --
                                                  ---------         ------
                                                   $895,000             --

   Less Payment                                     (75,000)            --
   Less Unamortized Discount                        (29,635)            --
                                                  ---------         ------
      Balance:                                    $ 790,365             --
                                                  =========         ======

The unamortized discount on the convertible note at April 30, 2014 was calculated as follows:

         Discount                                              $45,000
            Less Amortization through 4/17/14,
              using an imputed rate of 22.9%                   (10,286)
            Less Amortization from 4/18 to 4/30,
              using an imputed rate of 26.1%                    (5,080)
                                                               -------
         Unamortized Premium:                                  $29,634
                                                               =======

The Company issued a note for $850,000 in a convertible note on March 20, 2014 (the "Note"). The Note has an interest rate of 25%, payable monthly, and matures on September 21, 2014. The outstanding principal balance of the Note, plus any accrued but unpaid interest on the Note, is convertible at any time on or before the maturity date at $1 per common share. The convertible note is personally guaranteed by our majority shareholder and by an officer and director of the Company.

On July 16, 2014, the terms of the Note were amended ("Amendment") wherein the holder of the Note elected to convert $200,000 of the principal of the Note into 293,000 of our common shares of stock at a price of $.6825 per share. As a component of the Amendment, we in turn elected to prepay the remaining principal balance of the Note, after the scheduled payment of the principal and accrued interest due the holder on July 24, 2014 and to pay a prepayment penalty of $11,250. The difference in the premium of the per share price of $0.6825 per share per the Amendment and the $1 per share per the Note, plus the amount of the prepayment penalty will be charged to interest expense in the month the transaction occurred.

Note 8 - New accounting Pronouncements:

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting.

The Company elected to adopt ASU 2014-10, Development Stage Entities:
Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage. We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Note 9 - Subsequent Events:

Share Exchange - On August 19, 2014, we entered into an Agreement to Exchange Securities ("Share Exchange") with 4th Grade Films, Inc. ("FHGR"), pursuant to which FHGR will acquire approximately 90 % of the outstanding shares of Strainwise in exchange for 23,124,184 shares of FHGR's common stock. FHGR is a publicly-traded company, incorporated in Utah, with its common stock currently quoted on the OTC Bulletin Board. It is contemplated that the Exchange will qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

As part of the Share Exchange, we paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related domestic and international distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 we paid) which were outstanding immediately prior to the closing of the transaction.

The business combination will be accounted for as a reverse acquisition and recapitalization, using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting, the Company (subsidiary) is treated as the accounting parent (acquirer) and FGHR (parent) is treated as the accounting Subsidiary (acquiree). If the Share Exchange is completed, FGHR will have 24,431,184 outstanding shares of common stock, with the current shareholders of FGHR owning 1,307,000 of the post-closing shares.

Operating Lease - We entered into a lease agreement on June 10, 2014 to lease a grow facility of approximately 113,000 square feet ("32nd Ave Lease") for a term of five years and nine months which will not become effective until the proper Licenses are awarded, expected to be September 1, 2014. The terms of the 32nd Ave Lease stipulates the payment of $25,000 per month, prorated if necessary, until such time that the Lessor is able to deliver a Certificate of Occupancy, which is scheduled to occur on September 01, 2014. Thereafter, lease payments are scheduled to be $282,500 per month for the first Sixteen months of the lease, and then are scheduled to be $301,333 per month for the subsequent 12 months, $320,167 per month for the subsequent 12 months, and $329,583 per month for the final 12 months of the lease. Under the terms of the 32nd Ave Lease, we are obligated to pay a security deposit of $250,000, $150,000 of which was due and paid upon the execution of the 32nd Ave Lease, and $100,000 due upon obtaining the Certificate of Occupancy. We have the option to renew the 32nd Ave Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the 32nd Ave Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 3,000 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

Private Stock Offering - Through a private offering of our common stock at $1 per share, we have collected $941,200 from subscribers as for April 30, 2014 for 941,200 shares, and we have collected an additional $1,199,500 from May 1, 2014 through, July 31, 2014. Thus, total subscriptions to common stock through the private offering is 2,140,700 shares. Coupled with the 293,000 common shares issued in connection with the conversion of the convertible note described above, upon the completion of our stock offering and the issuance of shares to the current subscribers we would have 22,863,700 outstanding shares of common stock. As part of the private offering, we sold warrants which entitle the holders to purchase up to 1,070,350 shares of our common stock. The warrants can be exercised at any time prior to January 31, 2019 at a price of $5.00 per share.

                                STRAINWISE, INC.
                         PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                STRAINWISE, INC.
                       Condensed Pro Forma Balance Sheets
                                   (Unaudited)

Pro Forma Combined InformationThe following unaudited pro forma condensed combined balance sheet as of April 30, 2014 is based on (i) the historical balance sheet of Strainwise, Inc. as of April 30, 2014 and (ii) the historical balance sheet of 4th Grade Films, Inc as of March 31, 2014.

                                  Strainwise,    4th Grade                             Strainwise, Inc.
                                     Inc.       Films, Inc.     Notes   Adjustments        Pro Forma
                                  ----------    ----------     ------   -----------    -----------------
ASSETS
Current assets:
Cash in trust account             $ 317,579       $    32          (3)         (32)          $317,579
Prepaid expenses and
   other assets                      84,200             -                                      84,200
                                  ---------       -------      -------     -------           --------
  Total current assets              401,779            32                                     401,779
Tenant improvements and
  office equipment, net of
  accumulated amortization
  and depreciation of $22,667       246,079             -                                     246,079
Prepaid expenses and other
  other assets                      296,187                                                   296,187
Trademark, net of
  accumulated amortization
  of $244                            10,766             -                                      10,766
                                  ---------       -------      -------     -------           --------
        Total                      $954,811           $32                                    $954,811
                                  =========       =======                                    ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES

Due to affiliated entities         $171,320       $     -                                    $171,320
Payable to Shareholder                    -        26,961         (3)      (26,961)                 -
Accrued interest payable              8,051         1,500         (3)       (1,500)             8,051
                                  ---------       -------      -------     -------           --------
   Total current liabilities        179,371        28,461                                     179,371

Convertible note payable,
   net of unamortized
   discount of $29,634              790,366             -                                     790,366
Note payable to shareholder               -       106,072         (3)     (106,072)                 -
Deferred rent                        13,133             -                                      13,133
                                  ---------       -------                                    --------
   Total liabilities                982,870       134,533                                     982,870

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, no par value,
   100,000,000 shares
   authorized, 23,124,184
   issued and outstanding                 -        23,450         (1)      (23,450)                 -
Additional Paid in Capital           48,292       123,762         (1)     (123,762)            48,292
 Share subscriptions receivable     941,200             -                                     941,200
 Subscriptions to common stock     (941,200)            -                                    (941,200)
(Deficit) Retained Earnings         (76,351)     (281,713)        (2)      281,713            (76,351)
                                  ---------       -------      -------     -------           --------
Total stockholder's equity          (28,059)     (134,501)                                    (28,059)
                                  ---------       -------                                    --------
              Total                $954,811      $     32                                    $954,811
                                  =========      ========                                    ========


                             See accompanying notes.

                                STRAINWISE, INC.
                  Condensed Pro Forma Statements of Operations
                                   (Unaudited)

The following unaudited pro forma condensed combined statement of operations and comprehensive loss for the three months ended April 30, 2014 is based on (i) the historical results of operations of Strainwise, Inc. for the three months ended April 30, 2014, and (ii) the historical results of operations of 4th Grade Films, Inc. for the three months ended March 31, 2014.


                                  Strainwise,    4th Grade                             Strainwise, Inc.
                                     Inc.       Films, Inc.     Notes   Adjustments        Pro Forma
                                  ----------    ----------     ------   -----------    -----------------

Revenues from affiliated entities  $536,209       $      -                                  $536,209
Operating costs and expenses
  Nutrient purchases                 99,496              -                                    99,496
  Compensation                      241,711                                                  241,711
  Rent and other occupancy           78,046            225        (2)          225            78,046
  General and administrative         34,187                                                   34,187
                                  ---------       --------                                  --------
    Total operating costs           453,440            225                                   453,440
                                  ---------       --------                                  --------
Income from operations               82,769            225                                    82,769

Other Costs and Expenses
   Interest Expense                  39,718         (2,545)       (2)        2,545           (39,718)
   Professional, legal and
     consulting fees                 26,323         (2,400)       (2)        2.400           (26,323)
   Amortization and depreciation     22,860              -                                   (22,860)
                                  ---------       --------                                  --------
Loss before taxes on income          (6,132)        (5,170)                                   (6,132)
Provision for taxes on income             -              -                                         -
                                  ---------       --------                                  --------
Net loss                          $  (6,132)        (5,170)                                  $(6,132)
                                  =========       ========                                  ========



                             See accompanying notes.

                                STRAINWISE, INC.

                    Pro Forma Summary and Adjustments to the
                   Balance Sheet and Statements of Operations
                                   (Unaudited)

Summary

The unaudited pro forma condensed consolidated balance sheet and statement of operations reflects amounts as if the transaction had occurred on March 31, 2014.
 As a result of this business combination, 4th Grade Films, Inc. ("Strainwise") became a wholly owned subsidiary of the Company.

The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position or results of operations would have been had the acquisition occurred as of April 30, 2014, nor is it indicative of future financial position or results of operations. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Exchange Transaction is consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of the Company and Strainwise.

The accompanying pro forma financial statements include the balance sheet as of April 30, 2014 and the statement operations for the three months then ended.

These financial statements reflect the acquisition by 4th Grade Films, Inc ("FHGR") of Strainwise, Inc. ("Strainwise").

On August 19, 2014, Strainwise entered into an agreement to exchange securities with FHGR, whereby a shareholder of Strainwise received 23,124,874 shares of the common stock of FHGR in exchange for approximately 90% of the outstanding shares of Strainwise. As part of this agreement, Strainwise paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 paid by Strainwise) which were outstanding immediately prior to the closing of the transaction.

The transaction was accounted for as a reverse acquisition whereby Strainwise was consider to be the accounting acquirer.

Pro forma adjustments:

     1. To reflect the issuance of 23,124,184 shares of no par value common stock of Strainwise in exchange for approximately 94.7% of FHGR and the cancellation of 1,038,000 shares of FHGR.

     2.   To  reclassify   the  current   period  loss  and  to  reclassify  the
          accumulated deficit of FHGR.

     3. To reflect the payment of FHGR's liabilities in the amount of $134,700.


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